UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 6, 2004

Mirant Corporation

(Exact name of registrant as specified in charter)

Delaware	N/A	51-0390520
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1155 Perimeter Center West, Suite 100, Atlanta, Georgia		30338
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (678) 579-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On October 6, 2004, Mirant Corporation (the “Company”) entered into a Key Employee Retention Program and Change in Control Release Agreement (the “Agreement”) with J. William Holden, III.

In general, the Agreement provides for the waiver and termination of any change in control rights and agreements that Mr. Holden may have against the Company in exchange for Mr. Holden’s participation in the Key Employee Retention Program (“KERP”), as previously adopted by the Bankruptcy Court for the Northern District of Texas on August 11, 2004.  The Agreement also provides that, upon receipt of any severance payment provided, that Mr. Holden shall be deemed to have waived any right to treatment as an administrative claim any claims that the employee may have had on account of any retention agreement, employment agreement, severance agreement and/or other employee benefit plan, excluding vested or accrued benefits under any court approved pension or welfare plan.

The Agreement with Mr. Holden is attached as an Exhibit hereto.

Item 9.01  Financial Statements and Exhibits

Exhibits

Exhibit No.	Exhibit Name
99.1	Agreement with J. William Holden, III

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 8, 2004

Mirant Corporation

/s/ Dan Streek
Dan Streek
Vice President and Controller
(Principal Accounting Officer)